UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2005 (January 31, 2005)

GEORGIA GULF CORPORATION
(Exact name of registrant as specified in its charter)

Delaware                                                         1-09753                                                             58-1563799
(State or other jurisdiction of incorporation)                         (Commission File Number)                                                             (IRS Employer Identification No.)

115 Perimeter Center Place, Suite 460, Atlanta, GA 30346
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (770) 395 - 4500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 Entry into a Material Definitive Agreement.

In 2004, key employees of Georgia Gulf Corporation ("Georgia Gulf"), including Messrs. Schmitt, Seal, Beerman, Doherty and Shannon, the named executive officers (each, a "Participant," and collectively, the "Participants"), participated in our management incentive bonus plan (the "Plan"). The objective of the Plan is to motivate the performance of the Participants by creating the potential for increased compensation tied directly to company profit. In December 2003, the Compensation Committee assigned bonus points to each Participant, set primarily by reference to his salary level, which, for Mr. Schmitt, were equal to 55% of his base salary, and for each other Participant, were equal to 50% of his base salary. The Compensation Committee also established a corporate target for 2004 earnings which was an EBITDA (earnings before interest, taxes, depreciation and amortization) return equal to Georgia Gulf's cost of capital plus 200 basis points.

Under the terms of the Plan, if the corporate target is reached, the Participants receive a payment equal to 70% of their points awarded. If the corporate target is not reached, payments are ratably reduced to a minimum target, which is the greater of half of the corporate target or a risk-free rate of return (e.g., 10 year Treasury Bill), in which case Participants receive a payment equal to 10% of their points awarded. If the corporate target is surpassed, payments are ratably increased to a maximum, which is double the Participants' points where earnings equal two times the corporate target. The Plan also provides that payment adjustments will be made to reflect changes in the current performance of the chemical industry when compared to historical performance.

Georgia Gulf's 2004 earnings exceeded the target. Payments to Participants, calculated in accordance with the Plan, were increased by 69%. On January 31, 2005, the Compensation Committee approved the award to each Participant of a payment equal to 1.69 times 70% of his awarded points.

The remaining 30% of each Participant's bonus payment under the Plan was awarded based on Georgia Gulf’s 2004 earnings and each Participant’s performance for 2004. On January 31, 2005, the Compensation Committee, in its discretion, also approved the award to each Participant of a payment equal to double the remaining 30% performance-based bonus payment for 2004.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GEORGIA GULF CORPORATION

By: /s/ Joel I. Beerman

Name: Joel I. Beerman
Title: Vice President, General Counsel and Secretary

Date: February 2, 2005

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